SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933

                         Date of Report:  June 26, 2000

                        Commission File Number:  0-26699

  Nevada                                                              87-0411941
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)


2701  N.  Rocky  Point  Dr.,  Suite  200,  Tampa,  Florida                 33607
(Address of principal executive offices)                              (Zip Code)


Registrant's  telephone  number,  including  area  code:         (813)  282-1717

Securities  registered  pursuant  to  Section  12(g)  of  the Act:     6,345,271


     ITEM 1. CHANGE OF CONTROL OF REGISTRANT. On June 26, 2000, TeleServices Internet Group, Inc., known as TSIG.com, announced that it has entered into a definitive agreement to acquire Reliant interactive Media Corporation, subject to approval by Reliant Shareholders. A copy of that News Release is attached hereto and filed as an Exhibit to this filing on Form 8-k.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Dated:  June  26,  2000
                         RELIANT INTERACTIVE MEDIA CORP.
                          formerly Reliant Corporation
                                       by

/s/Kevin Harrington                /s/Tim Harrington
 Kevin Harrington                  Tim Harrington
chairman and ceo/director          president and coo/director

/s/Mel Arthur                              /s/Karl E. Rodriguez
Mel Arthur                                 Karl E. Rodriguez
executive vice president/director          secretary/director

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                                     EXHIBIT

                                  NEWS RELEASE
                                  JUNE 26, 2000
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TSIG.COM  ENTERS  INTO DEFINITIVE AGREEMENT TO ACQUIRE RELIANT INTERACTIVE MEDIA
CORP.

Monday,  June  26,  2000  09:32  AM

ST. PETERSBURG, Fla.--(BUSINESS WIRE)--June 26, 2000--TeleServices Internet Group Inc. (OTCBB:TIGI), known as TSIG.com, today announced that it has entered into a definitive agreement to acquire Reliant Interactive Media Corp., a direct marketing company that specializes in the production of long-form commercial programming that drives retail sales via television and the Internet. For the twelve-month period ending March 31, 2000, Reliant had net sales of $41.2 million (unaudited), of which $20.1 million (unaudited) were in the first fiscal quarter of 2000. For fiscal year 2000, Reliant's sales are targeted at $90 million.

The acquisition complements TSIG.com's recently announced acquisition of GeneralSearch.Com, a portal and search engine company, because Reliant's marketing programs have the potential to drive millions of Internet users to register on GeneralSearch.Com. The acquisition of Reliant is also designed to leverage TSIG.com's relationships with multi-national corporations such as Coca-Cola and Lufthansa, and national non-profits such as UCP, by introducing them to the business of Reliant and its proven marketing programs. The transaction will close after the acquisitions of GeneralSearch.Com and The Affinity Group LLC, and is subject to the approval of Reliant's shareholders.
TSIG.com has agreed to provide up to $10 million of working capital for the acquired entity, and to execute three-year employment agreements with Kevin Harrington, the chairman and chief executive officer of Reliant, as well as Tim Harrington and Mel Arthur, the other key members of the management team. In exchange for 100% of the equity of Reliant, TSIG.com will issue 3.5 million shares of its common stock. Other terms were not disclosed.

"With the acquisition of Reliant, TSIG.com gains a powerful marketing engine and a management team that has been responsible for over $3 billion in sales over the past sixteen years," commented Robert Gordon, chairman of TSIG.com. "This acquisition of marketing know-how and talent is a perfect complement to GeneralSearch.Com, with their latest generation search engine and IT capabilities. We will now be able to provide our corporate and non-profit partners with well-executed Reliant marketing programs plus state-of-the-art Internet technology, while at the same time driving traffic to our own Internet portal and search engine."

Kevin Harrinton added, "We believe there are tremendous synergies between TSIG.com's relationships, GeneralSearch.Com's technology, and our ability to drive traffic and subscribers to GeneralSearch.Com. Along with Affinity, we look forward to being the marketing engine that helps propel their search engine. This business combination should also afford an excellent long-term opportunity for Reliant shareholders, because the `Search Engine /Internet Service Provider' segment of the public market trades at much higher multiples."

According to Mel Arthur, Executive Vice President of Reliant, "The original E-commerce business matrix is flawed because customer acquisition costs often exceed revenues. We drive people to our Web sites using our profitable half-hour shows so there is no additional costs to get customers to our Web sites. We believe that our marketing approach can yield tremendous results for General Search.com. We have already integrated GeneralSearch.Com into our next show to sell computers. Additionally, we will design a long-form commercial featuring GeneralSearch.com that includes free Internet access. Our strategy is to develop a program that drives subscribers to GeneralSearch.com at virtually no customer acquisition cost. This concept is unparalleled in our industry."

Tim Harrington, Reliant's President added, "I would add that there is great synergy between this family of companies because of The Affinity Group. As
Reliant has moved into the marketing of high tech products, it has become increasingly apparent that a higher level of expertise in the inbound call center is directly proportional to a higher percentage of completed orders. A

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significant  part  of the costs in selling high tech products is that spent with telephone call centers. This is a dream come true for us, to now have a first-rate professional call center as part of our company, so we can interact with the call center on a daily basis. Because of our 15 years of experience in the direct response business, we believe that we will be able to expand Affinity's customer base substantially."

About  Reliant  Interactive  Media  Corp.

Reliant Interactive Media Corp., based in Tampa, Florida, has combined the marketing power of television and the personal computer to sell cutting-edge products to consumers. Reliant produces long-form commercial programming that drives customers to purchase products through the convenience of the telephone or by using their Web properties. They are successfully driving customers to their web site on dollars that are already generating a profit from telephonic responses. They have created a working business model that develops customers for their Web properties at no direct acquisition costs, because the production and the media costs are being covered independently of Web site sales.

About  GeneralSearch.Com.,  Inc.

GeneralSearch.Com, Inc., is a private company that was formed in 1998 to enhance the individual's Internet experience. GeneralSearch.Com is an Internet portal with one of the most powerful and accurate search engines on the Internet, with access to a database of more than 100 million links. The search engine is family-oriented, with filters that eliminate virtually all adult-oriented content, while still providing the most accurate search results available on the Internet.

GeneralSearch also has more than 900 Internet-based affiliates, including Office Max, Stamps.com and other popular sites. GeneralSearch offers free Internet access for life, free e-mail, fax, integrated messaging and other services. GeneralSearch.Com is located in West Chicago, IL. The company can be reached by e-mail at info@generalsearch.com. The company's website is at www.generalsearch.com.

About  The  Affinity  Group  LLC

The Affinity Group LLC, headquartered in St. Petersburg, Florida, is an emerging affinity marketing company that specializes in database mining, product development and sales. Affinity forms partnerships with other successful companies in order to create synergies that offer the best products to the most customers at attractive margins for Affinity and its partners. The success of Affinity started with certificate travel and club memberships, and has expanded into affinity programs that serve a growing U.S. and international customer base. Affinity currently markets its products and services in the United States, Europe, Australia, Latin America and Canada.

About  TSIG.com

Headquartered in St. Petersburg, Florida, TeleServices Internet Group Inc., known as TSIG.com, has created its myCard programs to benefit both the corporate and non-profit communities, as well as consumers. TSIG.com forms myCard partnership agreements with national corporations and non-profit organizations, and then works with those partners to design revenue-generating programs that attract consumers to their Web sites. The first myCard program was myMusicCard, which enables consumers to purchase CDs and cassettes at the lowest available prices. Similarly TSIG.com's myPhotoCard programs provide low-cost film processing and Kodak Film, and the myPhoneCard programs provide low-cost prepaid long-distance calling card services. For all new myCard users, TSIG.com has recently arranged through General Search.Com to provide free Internet access for life, free e-mail, fax, integrated messaging and other features.

These customized marketing programs are intended to provide recurring revenues to TSIG.com and its partners, and help develop strong brand loyalty and awareness within target communities. TSIG.com further enhances its myCard programs by providing customer service and support with its Web-based call center and related services. With non-profits, TSIG.com is engaged in

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"cause-related  marketing"  and  has  a  "volunteer  sales  force"  of  millions generating sales and driving traffic to Internet sites for the lowest customer acquisition cost in the business. TSIG.com is the national marketing partner of UCP, the nation's largest non-profit health care organization and leader in the disability field, which each year serves over 1 million people with disabilities in the United States. TSIG.com's corporate web site is at www.tsig.com and the

myMusicCard  web  site  is  at  www.mymusiccard.com.
This  press  release contains "forward-looking statements" within the meaning of
Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act. Actual results could differ materially, as the result of (1) competition in the markets for the company's products and services, (2) the ability of the company to execute its plans, (3) the availability of financing at favorable terms, and (4) other factors noted in the company's public filings with the SEC.

    CONTACT:  TSIG.com,  St.  Petersburg
              Paul  Henry,  727/897-4000
              phenry@tsig.com

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